Exhibit 4.6
SUPPLEMENTAL INDENTURE NO. 2
     Supplemental Indenture No. 2 (this “Supplemental Indenture”), dated as of January 3, 2007, among Avago Technologies Finance Pte. Ltd., a private limited company organized under the laws of the Republic of Singapore, Avago Technologies U.S. Inc., a Delaware corporation, Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation (collectively, the “Issuers”), the Guarantors signatory hereto and The Bank of New York, as trustee (the “Trustee”).
W I T N E S S E T H
     WHEREAS, each of the Issuers and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 1, 2005, as amended on April 11, 2006, providing for the issuance of an unlimited aggregate principal amount of 10 1/8% Senior Notes due 2013 and Senior Floating Rate Notes due 2013 (together, the “Notes”);
     WHEREAS, Section 9.01(5) of the Indenture provides that under certain circumstances the Issuers, any Guarantor (with respect to a Guarantee or the Indenture) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes on the terms and conditions set forth in the Indenture; and
     WHEREAS, pursuant to Sections 9.01(5) and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (2) Amendment to Section 10.02(b)-(h). Section 10.02(b)-(h) of the Indenture is hereby amended and restated to read in its entirety:
     “(b) Notwithstanding any other provision of this Article 10 or this Indenture, Avago Technologies GmbH may refuse to make any payments under its guaranty to the extent any such payment results in a violation of Section 30 et seq. German Limited Liabilities Company Act (GmbH-Gesertz). Avago Technologies GmbH covenants to use all commercially reasonable efforts to maximize the amount payable under the guarantee in accordance with German law.
     (c) — (h) [reserved]”
     (3) Amendment to Section 10.02(j). Section 10.02(j) of the Indenture is hereby amended and restated to read in its entirety:

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     “(j) Notwithstanding any other provision of this Article 10 or this Indenture, Avago Technologies Italy S.R.L. shall only be liable to the maximum extent which Avago Technologies S.R.L., pursuant to Italian law, can validly guarantee taking into account its corporate interest at the time of the giving of the guarantee.”
     (4) Effectiveness; Continuity of Terms. This Supplemental Indenture shall be effective when executed by the Issuers, the Guarantors and the Trustee. Except as otherwise provided herein, all of the terms and provisions of the Indenture shall remain in full force and effect.
     (5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     (7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     (8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and Guarantors.
[Signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, all as of the date first above written.

ISSUERS: AVAGO TECHNOLOGIES FINANCE PTE. LTD. AVAGO TECHNOLOGIES U.S. INC.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Senior Vice President, General Counsel

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	President

Signature Page to Supplemental Indenture No. 2 — Senior Notes Indenture

SINGAPOREAN GUARANTORS:

AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD.
AVAGO TECHNOLOGIES ECBU IP (SINGAPORE) PTE. LTD.
AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD.
AVAGO TECHNOLOGIES INTERNATIONAL SALES PTE. LIMITED
AVAGO TECHNOLOGIES WIRELESS IP (SINGAPORE) PTE. LTD.
AVAGO TECHNOLOGIES ENTERPRISE IP (SINGAPORE) PTE. LTD.
AVAGO TECHNOLOGIES FIBER IP (SINGAPORE) PTE. LTD.
AVAGO TECHNOLOGIES SENSOR IP PTE. LTD.

By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	President

U.S. GUARANTORS: AVAGO TECHNOLOGIES U.S. R&D INC. AVAGO TECHNOLOGIES WIRELESS (U.S.A.) INC. AVAGO TECHNOLOGIES SENSOR (U.S.A.) INC.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	President

Signature Page to Supplemental Indenture No. 2 — Senior Notes Indenture

LABUAN GUARANTORS:

AVAGO TECHNOLOGIES WIRELESS HOLDING (LABUAN) CORPORATION
AVAGO TECHNOLOGIES IMAGING HOLDING (LABUAN) CORPORATION
AVAGO TECHNOLOGIES ENTERPRISE HOLDING (LABUAN) CORPORATION
AVAGO TECHNOLOGIES FIBER HOLDING (LABUAN) CORPORATION

By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	President

AVAGO TECHNOLOGIES STORAGE HOLDING (LABUAN) CORPORATION
By:	/s/ Kenneth Y. Hao
	Name:	Kenneth Y. Hao
	Title:	Director

Signature Page to Supplemental Indenture No. 2 — Senior Notes Indenture

NETHERLANDS GUARANTORS: AVAGO TECHNOLOGIES HOLDINGS B.V.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Managing Director

By:
	Name:	Europe Management Company B.V.
	Title:	Managing Director

AVAGO TECHNOLOGIES WIRELESS HOLDINGS B.V.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Managing Director

By:
	Name:	Europe Management Company B.V.
	Title:	Managing Director

CANADIAN GUARANTOR: AVAGO TECHNOLOGIES CANADA CORPORATION
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	President

Signature Page to Supplemental Indenture No. 2 — Senior Notes Indenture

GERMAN GUARANTOR: AVAGO TECHNOLOGIES GMBH
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Managing Director

ITALIAN GUARANTOR: AVAGO TECHNOLOGIES ITALY S.R.L.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Director

JAPANESE GUARANTOR: AVAGO TECHNOLOGIES JAPAN, LTD.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Senior Vice President, General Counsel

MALAYSIAN GUARANTOR: AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD.
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Senior Vice President, General Counsel

Signature Page to Supplemental Indenture No. 2 — Senior Notes Indenture

MEXICAN GUARANTOR: AVAGO TECHNOLOGIES MEXICO, S. DE R.L. DE C.V.
By:	/s/ Rex Sterling Jackson
	Name:	Rex Sterling Jackson
	Title:	Attorney-in-Fact

By:	/s/ Desmond Lim
	Name:	Desmond Lim
	Title:	Attorney-in-Fact

U.K. GUARANTOR: AVAGO TECHNOLOGIES U.K. LIMITED
By:	/s/ Rex Jackson
	Name:	Rex Jackson
	Title:	Director

Signature Page to Supplemental Indenture No. 2 — Senior Notes Indenture

TRUSTEE: THE BANK OF NEW YORK
By:	/s/ Nelson Kercado
	Name:	Nelson Kercado
	Title:	Assistant Vice President

Signature Page to Supplemental Indenture No. 2 — Senior Notes Indenture